                                                                    Exhibit 23.1

           CONSENT OF DELOITTE & TOUCHE L.L.P., INDEPENDENT AUDITORS

     We consent to the incorporation by reference into this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated February 18, 2000, with respect to the balance sheet of eComLive.com, Inc. as of December 16, 1999, and the related statements of income, changes in stockholders' equity, and cash flows for the period from July 14, 1999 (inception) to December 16, 1999, appearing in the Current Report on Form 8-K/A of InfoSpace, Inc. dated
December 16, 1999. We also consent to the incorporation by reference into this Registration Statement of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Infospace, Inc. for the year ended December 31, 1999. We also consent to the incorporation by reference into this Registration Statement of our report dated March 17, 2000, with respect to the balance sheets of InfoSpace, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and accumulated other comprehensive income, and cash flows for the years ended December 31, 1999, 1998 and 1997, appearing in the Current Report on
Form 8-K of InfoSpace, Inc. dated July 25, 2000. We also consent to the incorporation by reference into this Registration Statement of our report dated August 11, 2000, with respect to the balance sheet of IQorder.com, Inc. as of December 31, 1999, and the related statements of operations, stockholders' deficiency, and cash flows for the period from March 16, 1999 (inception) to December 31, 1999, appearing in the Current Report on Form 8-K/A of
InfoSpace, Inc. dated July 5, 2000.



/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP

Seattle, Washington
October 11, 2000